Exhibit 2

CAMECO CORPORATION Corporate Office 2121 – 11th Street West Saskatoon, Saskatchewan Canada S7M 1J3 Tel 306.956.6200 Fax 306.956.6201 www.cameco.com

May 10, 2022

Canadian Securities Administrators

Cameco Corporation

Annual Meeting May 10, 2022

Report of Voting Results

Under National Instrument 51-102

In accordance with Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we advise of the results of the voting on the matters submitted to the annual meeting (the Meeting) of the shareholders (the Shareholders) of Cameco Corporation (the Corporation) held on May 10, 2022. Each matter voted on is described in greater detail in the Corporation’s 2022 Management Proxy Circular issued in connection with this meeting, which is available at cameco.com.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1: Election of Directors

The following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Leontine Atkins	Tim Gitzel
Ian Bruce	Jim Gowans
Daniel Camus	Kathryn Jackson
Donald Deranger	Don Kayne
Catherine Gignac

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Canadian Securities Administrators

May 10, 2022

Vote Results Before Reduction of Non-resident Vote:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Leontine Atkins	217,291,973	98.84%	2,542,069	1.16%
Ian Bruce	216,891,013	98.66%	2,943,029	1.34%
Daniel Camus	216,427,117	98.45%	3,406,925	1.55%
Donald Deranger	216,000,625	98.26%	3,833,417	1.74%
Catherine Gignac	217,191,221	98.80%	2,642,821	1.20%
Tim Gitzel	218,632,632	99.45%	1,201,410	0.55%
Jim Gowans	210,769,210	95.88%	9,064,832	4.12%
Kathryn Jackson	213,492,299	97.12%	6,341,743	2.88%
Don Kayne	202,873,166	92.28%	16,960,876	7.72%

Vote Results After Reduction of Non-resident Vote to 25%:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Leontine Atkins	34,045,964	97.26%	958,868	2.74%
Ian Bruce	33,809,315	96.58%	1,195,517	3.42%
Daniel Camus	32,814,657	93.74%	2,190,175	6.26%
Donald Deranger	33,389,776	95.39%	1,615,056	4.61%
Catherine Gignac	33,758,357	96.44%	1,246,475	3.56%
Tim Gitzel	34,679,038	99.07%	325,794	0.93%
Jim Gowans	31,004,171	88.57%	4,000,661	11.43%
Kathryn Jackson	34,488,853	98.53%	515,979	1.47%
Don Kayne	31,455,465	89.86%	3,549,367	10.14%

Item 2: Appointment of Auditors

On a vote by ballot, KPMG LLP was appointed auditors of the Corporation to hold office until the next annual meeting of Shareholders, or until their successors are appointed.

Canadian Securities Administrators

May 10, 2022

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
210,587,140	95.79%	9,246,902	4.21%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
30,404,630	86.86%	4,600,202	13.14%

Item 3: Executive Compensation

On a vote by ballot, an advisory resolution was passed accepting the approach to executive compensation disclosed in Cameco’s Management Proxy Circular delivered in advance of this meeting.

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Against	% Votes Against
210,315,550	95.67%	9,518,492	4.33%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Against	% Votes Against
34,173,070	97.64%	826,527	2.36%

Cameco Corporation

By:	“Sean A. Quinn”
Sean A. Quinn Senior Vice-President, Chief Legal Officer and Corporate Secretary